Exhibit 10.36

September 19, 2012

Comverse Holdings, Inc.

810 Seventh Avenue, 32nd Floor

New York, New York 10019

Re: Sale of Starhome B.V. Shares

Ladies and Gentlemen:

Prior to September 7, 2012, Comverse Technology, Inc., a New York corporation (“CTI”), was the owner of 214,815 common shares in the share capital of StarHome B.V., a Dutch private company with limited liability, each common share with a nominal value of EUR 0.01, numbered 1 up to and including 27,000 and 314,113 up to and including 501,927 (the “Shares”). On September 7, 2012, pursuant to the Sale and Transfer of Shares deed attached as Exhibit A hereto, CTI sold the Shares (the “Sale”) to Comverse Holdings, Inc., its wholly owned subsidiary and a Delaware corporation (“CHI”). CTI hereby agrees that if, at any time at or after the date of this letter, either CTI or CHI shall consider or be advised that any other instrument of conveyance or transfer, assignment or assurance or other documentation or the taking of any other act is reasonably necessary, desirable or proper to vest, perfect or confirm the Sale, CTI agrees to execute and deliver all such instruments, assignments, assurances and documents to do all things reasonably necessary, desirable or proper to vest, perfect or confirm the Sale and otherwise to carry out the purposes of this letter, in each case at the sole cost and expense of CHI.

The parties acknowledge and agree that the Sale was made pursuant to a restructuring plan that includes the contribution by CTI of certain of its assets to Comverse, Inc., a Delaware corporation and its wholly owned subsidiary (“CNSI”), and the assumption by CNSI of certain of CTI’s liabilities, all of which is being done in furtherance of the proposed distribution by CTI to its shareholders of all of the capital stock of CNSI.

CHI agrees that it shall be solely responsible for any cash tax liability that is incurred as a result of the Sale and the transactions contemplated by this letter. For the avoidance of doubt, any tax loss arising in respect of such transactions will belong solely to CTI.

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This letter shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflict of law principles, including all matters of construction, validity and performance, and shall be binding upon the successors and assigns of CTI and CHI. This letter may not be modified or amended expect by an instrument in writing signed by each of the parties hereto.

Very truly yours,

COMVERSE TECHNOLOGY, INC.

By:	/s/ Eric Koza
Name:	Eric Koza
Title:	Senior Vice President, Corporate Development and Financial Strategy

ACCEPTED AND AGREED:

COMVERSE HOLDINGS, INC.

By:	/s/ Joel Legon
Name:	Joel Legon
Title:	Director

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Exhibit A

Sale and Transfer of Shares Deed

[See attached]

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SALE AND TRANSFER OF SHARES

STARHOME B.V.

2012S4641GP.AO.COMV

On the seventh day of September two thousand and twelve, appeared before me, Paul Robert Schut, civil law notary in Amsterdam:

Ms. Eleonora Gwen Boschman, officiating at Piet Heinkade 229, 1019 HM Amsterdam, born in Voorburg on the nineteenth day of October nineteen hundred and ninety, acting pursuant to a written power of attorney from:

1.	Comverse Technology, Inc., a company organised under the laws of New York, United States of America, having its registered office and address at 810 Seventh Avenue, 32nd floor, New York NY 10019, United States of America, hereinafter referred to as: the “Seller”;

2.	Comverse Holdings Inc., a company organised under the laws of New York, United States of America, having its registered office and address at 810 Seventh Avenue, 32nd floor, New York NY 10019, United States of America, hereinafter referred to as: the “Purchaser”;

3.	StarHome B.V., a private company with limited liability (“besloten vennootschap met beperkte aansprakelijkheid”) under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands, and its address at Strawinskylaan 411, 1077 XX Amsterdam, the Netherlands, registered with the Trade Register under number 34119625, hereinafter referred to as: the “Company”.

The person appearing, acting in said capacity, declared hereby as follows:

SHARE PURCHASE AGREEMENT AND SHARES

Subject to the conditions as laid down in this agreement (hereinafter referred to as: the “Purchase Agreement”) the Seller hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller two hundred fourteen thousand eight hundred and fifteen (214,815) common shares in the capital of the Company, each share with a nominal value of one eurocent (EUR 0.01), numbered 1 up to and including 27,000 and 314,113 up to and including 501,927 (hereinafter referred to as: the “Shares”).

PREVIOUS ACQUISITION OF SHARES

The Shares have been acquired by the Seller pursuant to a purchase agreement, by a deed of transfer for no additional consideration executed before mr. J.D.M. Schoonbrood, civil law notary in Amsterdam, the Netherlands, on the seventh day of January two thousand and eleven. The transfer was acknowledged by the Company on the same day, as is evidenced by the abovementioned notarial deed.

PAYMENT OF THE PURCHASE PRICE

The purchase price for the Shares amounts to one million fifty-two thousand two hundred and eighty-eight United States dollars (USD 1,052,288) (hereinafter referred to as: the “Purchase Price”).

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The Seller has received the Purchase Price and therefore grants a discharge to the Purchaser for the payment of the Purchase Price.

TRANSFER

Pursuant to the Purchase Agreement the Seller hereby transfers the Shares to the Purchaser, who accepts this transfer.

FURTHER CONDITIONS

Article 1

The Seller hereby warrants to the Purchaser that:

a.	it has the full power and authority to transfer the Shares and it has validly acquired the Shares in the manner described above;

b.	the share transfer restrictions in the Company’s articles of association have been complied with;

c.	the Seller’s right with respect to the Shares is unconditional and not subject to revocation (inkorting), dissolution (ontbinding) or annulment (vernietiging) on any ground;

d.	there are no outstanding options or other rights entitling the holder thereof to the transfer of any of the Shares;

e.	the Shares are not subject to any pledge, usufruct or any other right, nor can such a pledge or other right be demanded, nor has an attachment been levied on any of the Shares;

f.	the Shares have been paid up in full;

g.	no depositary receipts for shares in the capital of the Company have been issued;

h.	there are no outstanding claims against the Company for the issue of shares in the capital of the Company;

i.	there are no persons who may demand dividends or other distributions to the Company;

j.	no resolution to dissolve the Company or to amend its articles of association has been adopted.

Article 2.

All proceeds from and costs related to the Shares shall, as from this day, accrue to or, as the case may be, be borne by the Purchaser.

Article 3.

The costs incidental to this deed and the execution thereof shall be borne by the Purchaser.

Article 4.

The parties hereto expressly waive their right to rescind or to demand the rescission of the Purchase Agreement and the transfer of the Shares.

SHARE TRANSFER RESTRICTIONS

The share transfer restrictions in the Company’s articles of association, which consist of an approval system, have, in respect of the transfer of the Shares by this deed, been complied with, as is evidenced by the minutes of the general meeting of shareholders of the Company which was held on the twenty-seventh day of August two thousand and twelve. A copy of the minutes of this meeting has been attached to this deed.

ACKNOWLEDGEMENT

The Company declares that it has taken cognizance of and hereby acknowledges the above transfer of the Shares.

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The Company shall immediately enter this transfer in its shareholders’ register.

POWER OF ATTORNEY:

The person appearing has been authorised by three written powers of attorney, which have been attached to this deed.

The person appearing is known to me, civil law notary, and the identity of the person appearing mentioned in this deed has been determined by me, civil law notary, by means of the relevant document mentioned hereinbefore.

This deed is executed at Amsterdam on the date mentioned at the head of this deed.

The contents of this deed have been stated and explained to the person appearing by me, civil law notary.

Furthermore the consequences of this deed have been pointed out to the person appearing. The person appearing declares to have in good time taken cognisance of the contents of this deed and to agree with the contents.

Thereupon, after a limited part of this deed has been read out, it is signed by the person appearing and by me, civil law notary.

(Followed signatures)

ISSUED FOR TRUE COPY:

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